Exhibit 3.4

FIRST AMENDMENT TO THE AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

This FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the “Partnership”), is made and entered into as of May 25, 2007 (this “Amendment”), by and between UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), in its capacity as the sole general partner of the Partnership, and UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), in its capacity as the sole limited partner of the Partnership. Additional parties to this Amendment, in their individual capacities, are the five constituents of Holding I and Holding II, namely the Blackstone Partners and UniCo, and Universal Parent, which additional parties are not partners in the Partnership.

W I T N E S S E T H

WHEREAS, the parties hereto have entered into the Amended and Restated Agreement of Limited Partnership of Universal City Development Partners, Ltd., dated as of June 5, 2002 (the “Partnership Agreement”), with respect to the Partnership;

WHEREAS, the Partnership has entered into the Theme Park License Agreement with Warner Bros. Consumer Products Inc., dated as of the date hereof (the “WB Agreement”); and

WHEREAS, in connection with the WB Agreement, the parties hereto desire to amend the Partnership Agreement as set forth herein with respect to the licenses granted thereunder relating to the use of the name “Universal” and other rights and proprietary elements.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed by and between the parties hereto as follows:

1.        Certain Defined Terms.  Words and phrases which are introduced by initial capitals and which are not otherwise defined in this Amendment shall have the same meaning as in the Partnership Agreement, as amended.

2.        Amendment to Definition of “Blackstone Partners”.  Paragraphs A and B on page 1 of the Partnership Agreement shall be deleted in its entirety and replaced by the following:

“A.        The constituents of Holding II, namely Blackstone UTP Capital LLC, a Delaware limited liability company (“UTP LLC”), Blackstone UTP Capital A LLC, a Delaware limited liability company (“UTP A LLC”), Blackstone UTP Offshore Capital LLC, a Delaware limited liability company (“Offshore LLC”), and Blackstone Family Media III LLC, a Delaware limited liability company (“Family LLC” and, together with Offshore LLC, UTP A LLC, and UTP LLC, collectively, the “Blackstone Partners” and individually, each a “Blackstone Partner”) and Universal City Property

Management II LLC, a Delaware limited liability company (“UniCo”) which was formed upon the conversion of Universal City Property Management Company II, a Delaware corporation in connection with the Transaction (defined below); and”

“B.        The constituents of Holding I, namely the Blackstone Partners and UniCo, as successor to Universal City Property Management Company, a Delaware corporation which merged with and into UniCo in connection with the Transaction (defined below); and”

3.        Amendment to Section 2.  Section 2 of the Partnership Agreement shall be amended so that the references therein to a “30 month” period shall refer to the latest of (i) the 30 month period so specified therein, (ii) the period ending thirty (30) months following the WB Termination Date (if the WB Agreement is terminated prior to its scheduled expiration (including any renewal options thereunder)), regardless of whether the Partnership or a Successor remains a party thereto), and (iii) the period through the WB Termination Date (if the WB Agreement expires in accordance with its terms, regardless of whether the Partnership or a Successor remains a party thereto).

4.        Amendment to Subsection 8(a).  Subsection 8(a) of the Partnership Agreement shall be amended so that the definition of “Applicable Period” in the Partnership Agreement shall end on the later of (i) the last day of the period so specified therein and (ii) the WB Termination Date.

5.        Addition of Subsection 8(g).  Section 8 of the Partnership Agreement shall be amended to add the following as Subsection 8(g):

(g)        Effective as of the date of a transfer or assignment by the Partnership of the Theme Park License Agreement between the Partnership and Warner Bros. Consumer Products Inc., dated as of May 4, 2007 (the “WB Agreement”), or a Change in Control (as defined in the WB Agreement) of the Partnership, in either case as permitted under Section 13.7 of the WB Agreement, UniCo shall cause NBC Universal, Inc. and/or its applicable affiliates (collectively, “NBCU”), as licensor, to enter into with the Partnership (or its successor or assign with respect to the WB Agreement (“Successor”)), as licensee, the license agreement described in Section 13.7(a) and Exhibit 5 and/or Exhibit 6, as applicable, of the WB Agreement (the “NBCU License Agreement”), and the Partnership shall comply (and, if applicable, its Successor shall agree to comply) with the NBCU License Agreement shall not terminate earlier than the earlier of (i) the expiration or termination of the WB Agreement in accordance with its terms or (ii) the date that the Partnership (or a Successor) is no longer a party to the WB Agreement (such earlier date, the “WB Termination Date”). The Compensation payable by the Partnership or its Successor to NBCU pursuant to the NBCU License Agreement shall be the same (i.e. without any duplication of or increae to the) compensation that is currently payable by the Partnership to the Fee Payee under Section 20 of this Agreement (in the case of a Successor, such compensation shall be limited to the portion thereof allocable to Gate 2 or to Project 2 if such successor owns only Gate 2 or only Project 2, as applicable); in

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addition, the Partnership or its Successor shall be obligated to pay under the NBCU License Agreement all (i.e. without any duplication of or increase to the) amounts that the Partnership or its Successor is obligated to pay under Sections 2 and 8 of this Agreement (in the case of a Successor, such payments shall be limited to the portion thereof allocable to Gate 2 or to Project 2 if such Successor owns only Gate 2 or only Project 2, as applicable). In the event of a conflict between this Subsection 8(g) and any other provision of this Agreement, this Subsection 8(g) shall control.

6.        Otherwise Unchanged.  This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Partnership Agreement. Wherever the Partnership Agreement is referred to therein or in any other agreements, documents or instruments, such reference shall be to the Partnership Agreement, as amended hereby. Except as expressly and specifically amended by this Amendment, the Partnership Agreement shall remain unchanged, and the Partnership Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects by the parties hereto and shall remain in full force and effect.

7.        Governing Law.  This Amendment shall be interpreted and governed by the laws of the State of Florida.

8.        Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

9.        Headings.  The descriptive headings contained in this Amendment are for the convenience of reference only, shall not be deemed to be a part of this Amendment and shall not affect in any way the meaning, construction or interpretation of this Amendment.

[Remainder of page left blank intentionally]

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment on the day and year first above written.

UNIVERSAL CITY FLORIDA HOLDING CO. II

By:	UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:
Name: Thomas L. Williams
Title: Chairman and Chief Executive Officer

By:	BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS LLC

	By:	Blackstone UTP Offshore Capital Partners L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

By:	BLACKSTONE FAMILY MEDIA PARTNERSHIP III LLC

	By:	Blackstone Family Media Partnership III L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

[Signature Page to First Amendment to UCDP Amended and Restated Partnership Agreement]

By:	BLACKSTONE UTP CAPITAL PARTNERS LLC

	By:	Blackstone UTP Capital Partners L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

By:	BLACKSTONE UTP CAPITAL PARTNERS A LLC

	By:	Blackstone UTP Capital Partners A L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

UNIVERSAL CITY FLORIDA HOLDING CO. I

By:	UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:
Name: Thomas L. Williams
Title: Chairman and Chief Executive Officer

[Signature Page to First Amendment to VCDP Amended and Restated Partnership Agreement]

By:	BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS LLC

	By:	Blackstone UTP Offshore Capital Partners L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

By:	BLACKSTONE FAMILY MEDIA PARTNERSHIP III LLC

	By:	Blackstone Family Media Partnership III L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

By:	BLACKSTONE UTP CAPITAL PARTNERS LLC

	By:	Blackstone UTP Capital Partners L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

[Signature Page to First Amendment to UCDP Amended and Restated Partnership Agreement]

By:	BLACKSTONE UTP CAPITAL PARTNERS A LLC

	By:	Blackstone UTP Capital Partners A L.P., its sole member

		By:	Blackstone Media Management Associates III, L.L.C., its general partner

By:
Name: Michael Chae
Title:

AGREED AND APPROVED IN ACCORDANCE WITH SECTION 51 OF THE PARTNERSHIP AGREEMENT AND THE OTHER PROVISIONS APPLICABLE TO UNIVERSAL STUDIOS, INC.:

UNIVERSAL STUDIOS, INC.

By:
Name: Maren Christensen
Title: Executive Vice President

[Signature Page to First Amendment to UCDP Amended and Restated Partnership Agreement]